                                                                      EXHIBIT 16

    This schedule is included to illustrate how yield is calculated for the Treasury Securities Money Market. The Fund has a fiscal year ending September 30, 1994.


    Last 7 daily dividend factors;

                                         Treasury Securities
                                               Class A
    day 1..............................      0.000115039
    day 2..............................      0.000115039
    day 3..............................      0.000117417
    day 4..............................      0.000115868
    day 5..............................      0.000112377
    day 6..............................      0.000113107
    day 7..............................      0.000119682
                                             -----------
             Base Period Return              0.000808529
      Annualized Yield=(bpr/1)x366/7            4.22%
    Effective Yield=((bpr + 1) to the 366/7
                 power) - 1                     4.30%

                                         Treasury Securities
                                               Class B
    day 1..............................      0.000112573
    day 2..............................      0.000112573
    day 3..............................      0.000114951
    day 4..............................      0.000113402
    day 5..............................      0.00010991
    day 6..............................      0.000110641
    day 7..............................      0.000117215
                                             -----------
             Base Period Return              0.000791266
      Annualized Yield=(bpr/1)x366/7            4.13%
    Effective Yield=((bpr + 1) to the 366/7
                 power) - 1                     4.21%